Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE “ACTS”). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

SYNTHETIC BIOLOGICS, INC.

WARRANT

VOID AFTER 5:00 P.M. NEW YORK TIME

Issue Date: December 26, 2017

1.           Basic Terms. This Warrant (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”) is the owner of a warrant of Synthetic Biologics, Inc., a Nevada corporation (the “Corporation”), subject to adjustments as provided herein, to purchase Twenty Five Thousand (25,000) shares of the Common Stock, $.001 par value, of the Corporation (the “Common Stock”) from the Corporation at the price per share shown below (the “Exercise Price”).

Holder:	In-Site Communications, Inc.

Exercise Price per share:	$0.52

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

2.           Method of Exercise; Fractional Shares.

(a) Method of Exercise. This Warrant is exercisable at the option of the Holder at any time by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning the business day after the issue date of this Warrant specified above and ending at 5:00 p.m. (New York time) five (5) years after the issue date. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and payment in cash or by wire transfer of immediately available funds of an amount equal to the Exercise Price multiplied by the number of shares of the Common Stock being purchased under this Warrant. The principal office of the Corporation is located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850; provided, however, that the Corporation may change its principal office upon notice to the Holder. Payment shall be made by check payable to the order of the Corporation or by wire transfer. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (1) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (2) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

3.           Protection Against Dilution. If the Corporation, with respect to the Common Stock: (a) pays a dividend or makes a distribution on shares of common stock that is paid in shares of common stock or in securities convertible into or exchangeable for Common Stock (in which latter event the number of shares of common stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed); (b) subdivides outstanding shares of Common Stock; (c) combines outstanding shares of Common Stock into a smaller number of shares; or (d) issues by reclassification of common stock any shares of capital stock of the Corporation, the Exercise Price in effect immediately prior thereto and the number of shares of Common Stock issuable under this Warrant shall be adjusted so that each Holder thereafter shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation that it would have owned or been entitled to receive in respect of this Warrant immediately after the happening of any of the events described above had this Warrant been converted immediately prior to the happening of that event. An adjustment made in accordance with this section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made in accordance with this Section 4, the Holder becomes entitled to receive shares of two or more classes of capital stock or shares of common stock and other capital stock of the Corporation, the board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

4.           Adjustment for Reorganization, Consolidation, Merger, Etc. In the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as “Reorganization”), the Company shall give the Holder at least ten (10) days written notice prior to the earlier of (I) the closing or effectiveness of such Reorganization and (II) the record date for receipt of such shares of stock or securities or other assets or the Corporation, and the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to the Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Reorganization. If and to the extent that the Holder retains this Warrant or any portion hereof following such record date, the Corporation will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Reorganization, to assume the obligations of the Corporation with respect to this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

5.           Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall, within thirty (30) days, give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

6.           Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed; the Corporation shall give at least thirty (30) days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

7.           Rights of Holder. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

8.           Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

9.           Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

10.           Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the “Acts”). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (ii) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion as to transfer without registration from Holder’s counsel, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

11.           Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

12.           Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by facsimile, email if receipt is confirmed or first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

13.           Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

14.           Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

15.           Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. Under no circumstances may this Warrant be assigned by the Holder.

16.           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to its principles governing conflicts of law.

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Steven A. Shallcross
Name: Title:	Steven A. Shallcross Interim Chief Executive Officer and Chief Financial Officer

SYNTHETIC BIOLOGICS, INC.

Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________ _______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:
Signature

SYNTHETIC BIOLOGICS, INC.

Exercise Form

(To be executed by the Holder to purchase

Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of Synthetic Biologics, Inc., a Nevada corporation. The undersigned tenders payment for those shares by wire transfer or enclosed check.

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if the number of shares with respect to which the undersigned holder has exercised purchase rights is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:
Signature